EXHIBIT 99.1

ANDRESMIN ANNOUNCES THE RESIGNATION OF MR. LEN DE MELT

LIMA, PERU – December 6, 2005 – Andresmin Gold Corporation (“Andresmin” or the “Company”) (OTCBB:ADGD) announces that Mr. Len de Melt has resigned as a Director of the Company effective November 29, 2005.

For further information please contact:
infoperu@andresmin.com
www.andresmin.com

THIS NEWS RELEASE MAY INCLUDE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933 AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WITH RESPECT TO ACHIEVING CORPORATE OBJECTIVES, DEVELOPING ADDITIONAL PROJECT INTERESTS, ANDRESMIN’S ANALYSIS OF OPPORTUNITIES IN THE ACQUISITION AND DEVELOPMENT OF VARIOUS PROJECT INTERESTS, AND CERTAIN OTHER MATTERS.  THESE STATEMENTS ARE MADE UNDER THE “SAFE HARBOR” PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1955 AND INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.